UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012

HORIZON TECHNOLOGY FINANCE
CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement.

On August 23, 2012, Horizon Technology Finance Corporation (the “Company”) announced that it closed a term loan credit facility of $75 million with Fortress Credit Co LLC as the lender and administrative agent (“Fortress Credit”). In connection with the credit facility, the Company’s wholly owned subsidiary, Horizon Credit III LLC (“Horizon Credit III”), as borrower, entered into a Loan and Security Agreement with Fortress Credit (the “Loan and Security Agreement”) and, as buyer, entered into a Sale and Servicing Agreement with the Company, Horizon Technology Finance Management LLC, U.S. Bank National Association and Fortress Credit (the “Sale and Servicing Agreement,” and together with the Loan and Security Agreement and various supporting documentation, the “Credit Facility”) whereby the Company will transfer certain loans (collectively, the “Loans”) which it has originated or acquired, or will originate or acquire, from time to time, to Horizon Credit III.

The Credit Facility, among other things, has a three-year term subject to two one-year extensions with a draw period of up to four years. The Credit Facility generally bears interest based on LIBOR plus 6.00%, with a LIBOR floor of 1.00%. The Credit Facility requires the payment of an unused line fee of 1.00% annually beginning October 1, 2012 and has an effective advance rate of 66% against eligible loans. Interest is generally required to be paid monthly in arrears. The Credit Facility is secured by all of the assets of Horizon Credit III. Under the Credit Facility, the Company and Horizon Credit III, as applicable, have made certain customary representations and warranties, and are required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities, including but not limited to, maintenance of certain ratios and minimum tangible net worth, among others. The Credit Facility includes usual and customary events of default for credit facilities of this nature including, without limitation, payment defaults, failure to perform, keep or observe certain covenants, bankruptcy events and change of control.

The description above is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to copies of the Loan and Security Agreement and the Sale and Servicing Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and by this reference incorporated herein.

On August 23, 2012, the Company issued a press release announcing its entry into the Credit Facility, a copy of which is attached hereto as Exhibit 99.1.

Section 2	Financial Information
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Loan and Security Agreement, dated as of August 23, 2012, by and among Horizon Credit III LLC, as the borrower, the Lenders that are signatories thereto, as the lenders, and Fortress Credit Co LLC, as the administrative agent.

10.2	Sale and Servicing Agreement, dated August 23, 2012, by and among Horizon Credit III LLC, as the buyer, Horizon Technology Finance Corporation, as the originator, Horizon Technology Finance Management LLC, as the servicer, U.S. Bank National Association, as the collateral custodian and back-up servicer, and Fortress Credit Co LLC, as the agent.

99.1	Press release of the Company dated August 23, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2012	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer and Chairman of the Board

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